Shire Pharmaceuticals Group plc
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP  UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com


Stock Exchange Announcement
21 November 2002




Shire Pharmaceuticals Group plc (the "Company")

In accordance with Sections 198 to 202 of the Companies Act, I have to inform you that the Company was notified on 21 November 2002 that on 19 November 2002 The Capital Group Companies Inc, including its affiliates Capital Guardian Trust Company, Capital International Limited, Capital International Inc and Capital International SA, had holdings forming part of funds managed on behalf of investment clients of 24,016,915 ordinary shares of (pound)0.05p each in the capital of the Company. These holdings represent 4.97 per cent of the issued ordinary share capital of the Company.



T May
Company Secretary


For further information please contact:

Global (outside US and Canada)
Clea Rosenfeld - Investor Relations                   +44 1256 894 160
US & Canada
Gordon Ngan - Investor Relations                      +1 450 978 7938


Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a rapidly growing international specialty pharmaceutical company with a strategic focus on four therapeutic areas - central nervous system disorders (CNS), gastro intestinal (GI), oncology and anti-infectives. Shire also has two platform technologies: advanced drug delivery and biologics. Shire's core strategy is based on research and development combined with in-licensing and a focus on eight key pharmaceutical markets.

For further information on Shire, please visit the Company's website: www.shire.com

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Shire Pharmaceuticals Group plc
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP  UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com


Stock Exchange Announcement
22 November 2002




Shire Pharmaceuticals Group plc (the "Company")

The Company announces that it was notified on 22 November 2002 under Sections 198 to 202 of the Companies Act that on 21 November 2002 Franklin Resources, Inc. and its affiliates had holdings managed on behalf of investment clients of 67,997,907 ordinary shares of (pound)0.05p each in the capital of the Company. These holdings represent 14.0684 per cent of the issued ordinary share capital of the Company.



T May
Company Secretary


For further information please contact:

Global (outside US and Canada)
Clea Rosenfeld - Investor Relations                   +44 1256 894 160
US & Canada
Gordon Ngan - Investor Relations                      +1 450 978 7938


Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a rapidly growing international specialty pharmaceutical company with a strategic focus on four therapeutic areas - central nervous system disorders (CNS), gastro intestinal (GI), oncology and anti-infectives. Shire also has two platform technologies: advanced drug delivery and biologics. Shire's core strategy is based on research and development combined with in-licensing and a focus on eight key pharmaceutical markets.

For further information on Shire, please visit the Company's website: www.shire.com